"July 1, 2001 through June 30, 2002"




TRADE		AMOUNT OF 	PARTICIPATING	PRICE
AMOUNT	PURCHASED
DATE	UNDERWRITING	OFFER	FUND/s	PER SHARE
PURCHASED	FROM

07/12/01	Infineon Technologies	"52,174,000"
VK International Magnum	29.00	"2,745"	Goldman Sachs

07/20/01	HDFC Bank	"10,845,986"	VK Emerging Market
13.83 	"16,500"	Merrill Lynch

09/20/01	Dominican Republic	"500,000"
VK Worldwide High Income 	100.00 	"1,275"	JP Morgan Chase

10/25/01	Raytheon Co./RTN	"29,000,000"
VK Equity Growth	33.25 	"15,600"	Morgan Stanley & Co.

10/29/01	"Anthem, Inc."	"28,600,000"	VK Equity Growth
36.00	"7,600"	Morgan Stanley & Co.
		"28,600,000"	VK Focus Equity	36.00 	"33,100"
	Morgan Stanley & Co.


11/12/01	AMN Healthcare	"10,000,000"	VK Equity Growth
17.00	950	Morgan Stanley & Co.
		"10,000,000"	VK Focus Equity	17.00 	"4,050"
	Morgan Stanley & Co.


12/05/01	Aluminum Corp of China	"2,588,236,000"	VK Asian
 Equity	0.18 	"1,310,000"	USB Warburg
		"2,588,236,000"	VK Emerging Markets	0.18
"1,776,000"	USB Warburg


12/12/01	Prudential Financial	"110,000,000"
VK Global Equity Value	24.00 	"89,500"	Morgan Stanley & Co.

12/13/01	Credit Agricole SA	"177,680,000"
VK International Magnum	14.83 	"3,800"	Morgan Stanley & Co.
		"177,680,000"	VK European Equity Value
14.83 	640	Morgan Stanley & Co.
		"177,680,000"	VK Global Equity Value	14.83
"27,300"	Morgan Stanley & Co.


01/09/02	Rep. Of Philippines	"750,000,000"
VK Worldwide High Income	0.99 	"650,000"
Credit Suisse First Boston

01/24/02	Ford Motor Capital Trust	"90,000,000"
VK Global Equity	50.00	"14,800"	Goldman Sachs

01/31/02	Carolina Group	"31,275,000"	VK Equity Growth
28.00	"9,900"	Lehman
		"31,275,000"	VK Focus Equity	28.00
"4,200"	Goldman Sachs


01/31/02	Carolina Group	"31,275,000"	VK Global Equity
28.00 	"14,000"	Salomon Smith Barney


02/21/02	"PETCO Animal Supplies, Inc."	"14,500,000"
VK Equity Growth	19.00 	"6,700"	Merrill Lynch
		"14,500,000"	VK Focus Equity	19.00 	"27,500"
Salomon Smith Barney


03/05/02	Rep. Of Philippines	"1,000,000,000"	VK Worldwide
 High Income
0.99 	"640,000"	HSBC Securities

03/05/02	Rep. Of Malaysia	"750,000,000"	VK Worldwide
 High Income	1.05 	"410,000"	UBS Warburg

03/20/02	Cia Vale Do Rio Doce	"68,511,164"
VK Emerging Markets	24.50 	"8,490"	Merrill Lynch

04/11/02	Federative Republic of Brazil	"1,000,000,000"
VK Worldwide High Income	98.06 	"1,010,000"	JP Morgan Chase



04/11/02	Jet Blue Airways	"5,500,000"	VK Equity Growth
27.00 	300	Raymond James & Associates
		 	VK Tax Managed Equity	27.00 	100
Raymond James & Associates
			VK Focus Equity	27.00 	"1,200"
	Raymond James & Associates



04/29/02	Premcor Inc.	"18,000,000"	VK Equity Growth
24.00 	400	Bear Stearns & Co
			VK  Focus Equity	24.00
"1,600"	CS First Boston
			VK Tax Managed Equity	24.00
100	Goldman Sachs


05/03/02	Lin TV Inc.	"17,000,000"	VK Equity Growth
22.00 	"2,500"	JP Morgan Chase
		 	VK Tax Managed Equity	22.00 	700
JP Morgan Chase/Deutsche Bank

All Transactions were completed in accordance with rule 10f-3.
All prices in US$ unless otherwise noted.

"*VAN KAMPEN SERIES FUND, INC."